UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2007

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 2, 2007, Pfizer announced that, in a retrospective analysis of a large U.S. managed-care database, patients who took Lipitor achieved a significant additional 14% reduction in the risk of cardiovascular events compared with patients who took simvastatin, even after adjustments for expected differences between Lipitor and simvastatin in lowering LDL cholesterol based on dose. This primary analysis examined event reduction for a period beginning after three months of Lipitor or simvastatin use and lasting until either the patient was hospitalized with a cardiovascular event or stopped taking the medication, whichever came first. Pfizer also reported that in a secondary analysis of that database, which examined event reduction from day one of Lipitor or simvastatin therapy for the same set of patients, Lipitor patients achieved a significant 26% cardiovascular risk reduction compared with patients who took simvastatin.

A subsequent review by the Company shows that the additional reduction in the risk of cardiovascular events in Lipitor patients compared to simvastatin patients was 10% in the primary analysis, which is not a statistically significant difference, and the additional risk reduction in the secondary analysis was 22%, which is a statistically significant difference.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Foran Margaret M. Foran
Title: Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary
Dated: June 14, 2007